SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                               September 29, 1998

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                                ONIX SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


Delaware                        1-13975                          76-0546330
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)



22001 North Park Drive
Kingwood, Texas                                                  77339-3804
(Address of principal executive offices)                         (Zip Code)


                                 (281) 348-1111
                         (Registrant's telephone number
                              including area code)


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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" included in ONIX Systems Inc.'s Registration Statement on Form S-1 (File No. 333-45333), filed with the Securities and Exchange Commission. These include risks and uncertainties relating to: market acceptance of new products, customer capital spending policies, technological change and new products, government regulations and approvals, dependence on the oil and gas industry, ONIX Systems Inc.'s acquisition strategy, pending arbitration, international sales, competition, use of gamma technology, and protection of proprietary rights.

Item 5.     Other Events

      On September 29, 1998, ONIX Systems Inc. ("ONIX") issued a press release announcing that it will record approximately $2.0 million in pretax restructuring and other charges for the third quarter, ending October 3, 1998. ONIX will incur approximately $1.7 million in severance expenses resulting from an 11 percent reduction of its workforce (83 employees). These charges will reduce third quarter 1998 diluted earnings per share by approximately $.08. ONIX estimates that these actions will result in 1999 operating savings of approximately $3 million.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                          ONIX SYSTEMS INC.


                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer